Exhibit 23(a)


                                        CONSENT OF INDEPENDENT AUDITORS

               We consent to the incorporation by reference in the Registration Statement (Form S-8) of Metalink Ltd. pertaining to the International Employee Stock Option Plan, the 2003 International Employee Stock Option Plan, and the 2003 Share Option Plan, of our report, dated January 26, 2004, with respect to the consolidated financial statements and schedules of Metalink Ltd. for the year ended December 31, 2003 included in its Annual Report on Form 20-F, and filed with the Securities and Exchange Commission.





_____________________________
BRIGHTMAN ALMAGOR & CO
Certified Public Accountants (Israel)
A member of Deloitte Touche Tohmatsu




January 2, 2005